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                                                                     EXHIBIT 4.4


                                                                 EXECUTION COPY






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                         AMERITRADE HOLDING CORPORATION

                                      and

                              THE BANK OF NEW YORK
                                   as Trustee


                          ---------------------------



                          FIRST SUPPLEMENTAL INDENTURE

                           Dated as of August 4, 1999


                          ---------------------------



               Supplement to Indenture dated as of August 4, 1999

                                  $250,000,000

            5.75% Convertible Subordinated Notes due August 1, 2004







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         FIRST SUPPLEMENTAL INDENTURE, dated as of August 4, 1999 by and between AMERITRADE HOLDING CORPORATION, a Delaware corporation (the "Company"), and THE BANK OF NEW YORK, a New York banking corporation, as Trustee under the Indenture (as hereinafter defined) (the "Trustee").

                                    RECITALS

         WHEREAS, the Company and the Trustee have as of August 4, 1999 entered into an Indenture (the "Indenture", all capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Indenture) providing for the issuance by the Company from time to time of its Securities to be issued in one or more Series as may from time to time be authorized by supplemental indenture.

         WHEREAS, no Securities have been issued under the Indenture and there do not currently exist any Holders;

         WHEREAS, the Company desires to issue one Series of convertible subordinated debt securities under the Indenture, and has duly authorized the creation and issuance of such debt securities and the execution and delivery of this First Supplemental Indenture to modify the Indenture and provide certain additional provisions as hereinafter described;

         WHEREAS, the Company and the Trustee deem it advisable to enter into this First Supplemental Indenture for the purposes of establishing the terms of such debt securities;

         WHEREAS, the execution and delivery of this First Supplemental Indenture has been authorized by a Board Resolution;

         WHEREAS, concurrent with the execution hereof, the Company has delivered an Officers' Certificate and has caused its counsel to deliver to the Trustee an Opinion of Counsel; and

         WHEREAS, all things necessary to make this First Supplemental Indenture a valid agreement of the Company in accordance with its terms have been done, and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

         NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:




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                                   ARTICLE 1

                             CREATION OF THE NOTES

         1.1      Designation of Series.

         Pursuant to the terms hereof and Sections 2.1 and 2.2 of the Indenture, the Company hereby creates a Series of Securities designated as the "5.75% Convertible Subordinated Notes due August 1, 2004" (the "Notes"), which Notes shall be deemed "Securities" for all purposes under the Indenture.

         1.2      Form of Notes.

         The definitive form of the Notes shall be substantially in the form set forth in Exhibit A attached hereto, which is incorporated herein and made part hereof. The Stated Maturity of the Notes shall be August 1, 2004.

         1.3      Limit on Amount of Series.

         The Notes shall not exceed U.S.$250,000,000 in aggregate principal amount, and may, upon the execution and delivery of this First Supplemental Indenture or from time to time thereafter, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes upon a Company Order.

         1.4      Interest.

         The Notes shall bear interest at a rate of 5.75% per annum, payable semi-annually. The Interest Payment Dates for the Notes shall be February 1 and August 1 of each year, commencing February 1, 2000, with interest payable in Dollars to Holders in whose names the Notes are registered at the close of business on the immediately preceding January 15 or July 15 of each year, respectively (each, a "Regular Record Date"), or, if such Regular Record Date is not a Business Day, at the close of business of the immediately succeeding Business Day. Interest payable per $1,000 principal amount of Notes for the partial period from August 4, 1999 to February 1, 2000 will be $28.27. Interest payable per $1,000 principal amount of Notes for subsequent periods ending on February 1 or August 1 will be $28.75.


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         1.5      Certificate of Authentication.

         The Trustee's certificate of authentication to be borne on the Notes shall be substantially as provided in the Form of Note attached hereto as Exhibit A.

         1.6      No Sinking Fund.

         No sinking fund will be provided with respect to the Notes.

         1.7      Issuance in Global Form.

         Pursuant to Section 2.15(a) of the Indenture, the Notes shall be issued as one or more global notes in definitive, fully registered form without interest coupons (the "Global Notes"), representing the aggregate principal amount of the Notes, and shall be deposited with the Trustee as custodian for The Depositary Trust Company, New York, New York ("DTC"), as Depositary. The Global Notes shall be registered in the name of Cede & Co., or another nominee of DTC.

         1.8      Discharge of Indenture; Defeasance.

         The Notes shall not be subject to the provisions of Article 9 of the Indenture.

         1.9      Changes, etc. Applicable Only to the Notes.

         The changes, modifications and supplements to the Indenture effected by this First Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes, and shall not apply to any other Series of Securities which may be issued under the Indenture unless a supplemental indenture with respect to such other Series specifically incorporates such changes, modifications and supplements.


                                   ARTICLE 2

                              CONVERSION OF NOTES

         2.1      Conversion Privilege.

         Subject to and upon compliance with the provisions of this Article, at the option of the Holder thereof, any portion of the principal amount of any Note that is an integral multiple of $1,000, and which has not previously been redeemed pursuant to Article 6 hereof or repurchased pursuant to Article 8 hereof, may be converted at the principal amount thereof, or of such portion thereof, into fully paid and nonassessable shares (calculated as to each conversion to the nearest

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1/100 of a share) of Class A common stock of the Company, $0.01 par value per share (the "Class A Common Stock"), at the Conversion Rate, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall commence on the date of issuance of the Notes, and expire at the close of business on the Stated Maturity. In case a Note or portion thereof is called for redemption at the election of the Company or the Holder thereof exercises his right to require the Company to repurchase the Note, such conversion right in respect of the Note, or portion thereof so called, shall expire at the close of business on the Business Day immediately preceding the Redemption Date or the Change of Control Purchase Date, as the case may be, unless the Company defaults in making the payment due upon redemption or repurchase, as the case may be.

         2.2      Conversion Rate.

         The rate at which shares of Class A Common Stock shall be delivered upon conversion (the "Conversion Rate") shall be initially 30.7137 shares of Class A Common Stock for each $1,000 principal amount of Notes. The Conversion Rate shall be adjusted in certain instances as provided in Section 2.5.

         2.3      Exercise of Conversion Privilege.

         In order to exercise the conversion privilege, the Holder of any Note to be converted shall surrender such Note, duly endorsed or assigned to the Company or in blank and, in case such surrender shall be made during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the opening of business on such Interest Payment Date (except if this Note or portion thereof has been called for redemption on a Redemption Date or is repurchasable on a Change of Control Purchase Date occurring, in either case, during such period and is surrendered for conversion during such period), also accompanied by payment in New York Clearing House or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of such Note or portion thereof then being converted, and also the conversion notice hereon duly executed, to the Company at the Corporate Trust Office of the Trustee, or at such other office or agency of the Company, subject to any laws or regulations applicable thereto and subject to the right of the Company to terminate the appointment of any Conversion Agent (as defined below) as may be designated by it for such purpose in the Borough of Manhattan, The City of New York, or at such other offices or agencies as the Company may designate (each a "Conversion Agent"), provided, however, that the interest so payable on such Interest Payment Date in respect of any Note or portion thereof which has not been called for redemption on a Redemption Date or repurchase on a Change in Control Purchase Date occurring during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date, which Note or portion thereof is surrendered for conversion during such period, shall be paid to the Holder of such Note or portion thereof as of such Regular Record

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Date; and provided further that the interest payable on such Interest Payment
Date with respect to any Note or portion thereof which has been called for redemption on a Redemption Date or repurchase on a Change in Control Purchase Date occurring during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date, which Note or portion thereof is surrendered for conversion during such period, shall be paid to the holder of such Note or portion thereof being converted in an amount equal to the interest that would have been payable on such Note or portion thereof if such Note or portion thereof had been converted as of the close of business on such Interest Payment Date; and provided further that Interest payable in respect of any Note or portion thereof surrendered for conversion on or after an Interest Payment Date shall be paid to the Holder of such Note or portion thereof as of the Regular Record Date preceding such Interest Payment Date, notwithstanding the exercise of the right of conversion. Except as otherwise expressly provided in this paragraph, in the case of any Note which is converted, interest whose Stated Maturity is after the date of conversion of such Note shall not be payable. Except as provided in this paragraph, no cash payment or adjustment shall be made upon any conversion on account of any interest accrued from the Interest Payment Date next preceding the conversion date, in respect of any Note (or part thereof, as the case may be) surrendered for conversion, or on account of any dividends on the Class A Common Stock issued upon conversion. The Company's delivery to the Holder of the number of shares of Class A Common Stock (and cash in lieu of fractions thereof, as provided in this Indenture) into which a Note is convertible will be deemed to satisfy the Company's obligation to pay the principal amount of the Note.

                  Notes shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Notes for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Notes as Holders shall cease, and the Person or Persons entitled to receive the Class A Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Class A Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall issue and deliver to the Trustee, for delivery to the Holder, a certificate or certificates for the number of full shares of Class A Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 2.4.

         2.4      Fractions of Class A Common Stock Shares.

         No fractional shares of Class A Common Stock shall be issued upon conversion of the Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the principal amount of the Notes so surrendered. Instead of any fractional share of Class A Common Stock which would otherwise be issuable upon conversion of any Note or Notes, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Market Price per share of Class A Common Stock.


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         For purposes of this Section 2.4, "Market Price" means the Sale Price
(as defined below) of the Class A Common Stock on the date of conversion of the Notes or, if such date is not a Trading Day (as defined below), then on the last Trading Day prior to such date. The "Sale Price" of the Class A Common Stock on any date means the closing per share sale price (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and average closing ask prices) on such date as reported in the composite transactions for the principal United States securities exchange on which the Class A Common Stock is traded or, if the Class A Common Stock is not listed on a United States national or regional stock exchange, as reported by the Nasdaq National Market. "Trading Day" means, in respect of any securities exchange or securities market, each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the applicable securities exchange or in the applicable securities market.

         2.5      Adjustment of Conversion Rate.

                           (1) In case at any time after the date of the
                  issuance of the Notes, the Company shall pay or make a dividend or other distribution on shares of Class A Common Stock of the Company payable in shares of its Class A Common Stock, the Conversion Rate in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Class A Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (1), the number of shares of Class A Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Class A Common Stock. The Company will not pay any dividend or make any distribution on shares of Class A Common Stock held in the treasury of the Company.

                           (2) Subject to paragraph 9 of this Section, in case
                  at any time after the date of the issuance of the Notes, the Company shall issue rights, options or warrants to all holders of its Class A Common Stock (other than any rights, options or warrants that by their terms will also be issued to any Holder upon conversion of a Note into Class A Common Stock without any action required by the Company or any other Person) entitling them to subscribe for or purchase shares of Class A Common Stock at a price per share less than the then current


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                  market price per share (determined as provided in paragraph
                  (9) of this Section) of the Class A Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants (other than pursuant to a dividend reinvestment plan), the Conversion Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Class A Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Class A Common Stock which the aggregate of the offering price of the total number of shares of Class A Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Class A Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Class A Common Stock so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (2), the number of shares of Class A Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Class A Common Stock. The Company will not issue any rights, options or warrants in respect of shares of Class A Common Stock held in the treasury of the Company.

                           (3) In case at any time after the date of the
                  issuance of the Notes, outstanding shares of Class A Common Stock shall be subdivided into a greater number of shares of Class A Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Class A Common Stock shall be combined into a smaller number of shares of Class A Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                           (4) In case at any time after the date of the
                  issuance of the Notes, the Company shall, by dividend or otherwise, distribute to all holders of its Class A Common Stock, shares of any class of its capital stock, evidences of its indebtedness, cash or other assets (including securities, but excluding any rights, options or warrants referred to in paragraph (2) of this Section, any dividend or


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                  distribution paid exclusively in cash, any dividend or
                  distribution referred to in paragraph (1) of this Section and distributions upon merger or consolidation to which Section
                  2.12 applies), the Conversion Rate shall be adjusted so that the same shall equal the price determined by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (9) of this Section) of the Class A Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Trustee) of the portion of the assets, shares of capital stock or evidences of indebtedness so distributed applicable to one share of Class A Common Stock and the denominator shall be such current market price per share of the Class A Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution. If the Board of Directors determines the fair market value of any distribution for purposes of this paragraph (4) by reference to the actual or when issued trading market for any securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing the current market price per share pursuant to paragraph (9) of this Section 2.5.

                           (5) In case at any time after the date of the
                  issuance of the Notes, the Company shall, by dividend or otherwise, distribute to all holders of its Class A Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which Section 2.12 applies or as part of a distribution referred to in paragraph (4) of this Section) in an aggregate amount that, combined together with:

                           (A)      the aggregate amount of any other
                                    distributions to all holders of its Class A
                                    Common Stock made exclusively in cash
                                    within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph (5) has been made, and

                           (B) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Trustee) of consideration payable in respect of any tender offer by the Company or any of its subsidiaries for all or any portion of the Class A Common Stock concluded within the 12 months preceding

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                                    the date of payment of such distribution
                                    and in respect of which no adjustment
                                    pursuant to paragraph (6) of this Section has been made,


                  (the amount of such cash distribution together with the amounts described in clauses (A) and (B) above being referred to herein as the "Aggregate Cash Distribution Amount") exceeds 10% of the product of (I) the current market price per share (determined as provided in paragraph (9) of this Section) of the Class A Common Stock on the date for the determination of holders of shares of Class A Common Stock entitled to receive such distribution, times (II) the number of shares of Class A Common Stock and Class B Common Stock, par value $0.01 per share, of the Company outstanding on such date (the amount by which the Aggregate Cash Distribution Amount exceeds 10% of the product of the amounts described in clauses (I) and (II) above being referred to herein as the "Excess Amount"), then, and in each such case, immediately after the close of business on such date for determination, the Conversion Rate shall be increased in accordance with the following formula:


                             AC = CR / M - (EA/O)
                                           M

                  Where:

                  AC = the adjusted Conversion Rate.

                  CR = the Conversion Rate in effect immediately prior to the close of business on the date fixed for determination of the stockholders entitled to receive the distribution.

                  M = the current market price per share (determined as provided in paragraph (9) of this Section) of the Class A Common Stock on the date fixed for determination of the stockholders entitled to receive the distribution.

                  EA = the Excess Amount.

                  O = the number of shares of Common Stock outstanding on the date fixed for determination of the stockholders entitled to receive the distribution.

                           (6) In case at any time after the date of the
                  issuance of the Notes, a tender offer made by the Company or any Subsidiary for all or any portion of the

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                  Class A Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Trustee) that combined together with:

                           (A) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Trustee), as of the expiration of such tender offer, of consideration payable in respect of any other tender offer, by the Company or any Subsidiary for all or any portion of the Class A Common Stock expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this paragraph (6) has been made, and

                           (B) the aggregate amount of any distributions to all holders of the Company's Class A Common Stock made exclusively in cash within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to paragraph
                                    (5) of this Section has been made,

                  exceeds 10% of the product of (I) the current market price per share of the Class A Common Stock (determined as provided in paragraph (9) of this Section) as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended), times (II) the number of shares of Class A Common Stock outstanding (including any tendered shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Rate shall be reduced in accordance with the following formula:


                             AC = CR / (M x O) - C
                                        M x (O - TS)



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                  Where:

                  AC = the adjusted Conversion Rate.

                  CR = the Conversion Rate immediately prior to close of business on the date of the Expiration Time.

                  M = the current market price per share of the Common Stock (determined as provided in paragraph (9) of this Section) on the date of the Expiration Time.

                  O = the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time.

                  C = the amount of cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Trustee) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below).

                  TS = the number of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares").

                           (7) The reclassification of Class A Common Stock
                  into securities other than Class A Common Stock (other than any reclassification upon a consolidation or merger to which
                  Section 2.12 applies) shall be deemed to involve (a) a distribution of such securities other than Class A Common Stock to all holders of Class A Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and "the date fixed for such determination" within the meaning of paragraph (4) of this Section), and (b) a subdivision or combination, as the case may be, of the number of shares of Class A Common Stock outstanding immediately prior to such reclassification into the number of shares of Class A Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph (3) of this Section).

                           (8) In case at any time after the date of the
                  issuance of the Notes, the Company shall issue rights, options or warrants to all holders of the Class A

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                  Common Stock entitling the holders thereof to subscribe for or purchase shares of Class A Common Stock (either initially or under certain circumstances), which rights, options or warrants (i) are deemed to be transferred with such shares of Class A Common Stock, (ii) are not exercisable and (iii) are also issued in respect of future issuances of Class A Common Stock, in each case in clauses (i) through (iii) until the occurrence of a specified event or events ("Trigger Event"), shall for purposes of this Section 2.5 not be deemed issued or distributed until the occurrence of the earliest Trigger Event, whereupon such rights, options and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 2.5. If any such rights, options or warrants, including any such existing rights, options or warrants distributed prior to the date of this Indenture are subject to subsequent events, upon the occurrence of each of which such rights, options or warrants shall become exercisable to purchase different securities, evidences of indebtedness or other assets, then the occurrence of each such event shall be deemed to be such date of issuance and record date with respect to new rights, options or warrants (and a termination or expiration of the existing rights, options or warrants without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event with respect thereto, that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 2.5 was made, (1) in the case of any such rights, options or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Class A Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Class A Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights, options or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

                           (9) For the purpose of any computation under
                  paragraphs (2), (4), (5) or (6) of this Section 2.5, the current market price per share of Class A Common Stock on any date shall be deemed to be the average of the daily Sale Prices of the Class A Common Stock for the five consecutive Trading Days selected by the Company commencing not more than ten Trading Days before, and ending not later than the earlier of, the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. For purposes of


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


                  this paragraph, the term "ex" date, when used with respect to any issuance or distribution, means the first date on which the Class A Common Stock trades regular way in the applicable securities market or on the applicable securities exchange without the right to receive such issuance or distribution.

                           (10) No adjustment in the Conversion Rate shall be
                  required unless such adjustment (plus any adjustments not previously made by reason of this paragraph (10)) would require an increase or decrease of at least 1.0% in such rate; provided, however, that any adjustments which by reason of this paragraph (10) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph (10) shall be made to the nearest whole cent.

                           (11) The Company may make such increases in the
                  Conversion Rate, in addition to those required by this Section, as it considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Class A Common Stock resulting from any dividend or distribution of stock or issuance of rights, options or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reasons. The Company shall have the power to resolve any ambiguity or correct any error in this paragraph (11) and its actions in so doing shall be final and conclusive.

                           (12) To the extent permitted by applicable law, the
                  Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 days, the increase is irrevocable during such period, and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive; provided that no such increase shall be taken into account when determining any closing bid price per share of Class A Common Stock for purposes of determining whether a Change of Control has occurred. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall give notice of the increase to the Holders of the Notes in the manner provided for in the Indenture at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

         For the purposes of this Section 2.5, the term Conversion Price shall equal $1,000 divided by the Conversion Rate (rounded to the nearest cent).

         2.6      Notice of Adjustments of Conversion Rate.

         Whenever the Conversion Rate is adjusted as herein provided: (a) the Company shall compute the adjusted Conversion Rate in accordance with Section
2.5 and shall prepare an Officers' Certificate, one of the signatories of which shall be the Treasurer or Chief Financial Officer of the Company, setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at each office or agency maintained for the purpose of conversion of Securities pursuant to Section 2.4; and (b) a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall forthwith be required, and as soon as practicable after it is required, such notice shall be given by the Company to all Holders of the Notes in the manner provided in the Indenture.

         2.7      Notice of Certain Corporate Action.

         In case: (a) the Company shall declare a dividend (or any other distribution) on its Class A Common Stock payable otherwise than (I) exclusively in cash or (ii) exclusively in cash in an amount that would require any adjustment pursuant to Section 2.5; or (b) the Company shall authorize the granting to the holders of its Class A Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or (C) of any reclassification of the Class A Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Class A Common Stock), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Notes pursuant to
Section 2.4, and shall cause to be mailed to all Holders of the Notes at their last addresses as they shall appear in the Security Register, at least 20 days (or 10 days in any case specified in clause (a) or (b) above) prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Class A Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Class A Common Stock of record shall be entitled to exchange their shares of Class A Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings described in clauses (a) through (d) of this Section 2.7. If at the time the Trustee shall not be the Conversion Agent, a copy of such notice shall also forthwith be filed by the Company with the Trustee. The Company shall cause to be filed at the Corporate Trust Office and each office or agency maintained for the purpose of conversion of Notes pursuant to Section 2.4 of the Indenture, and shall cause to be provided to all Holders of Notes in accordance with Section 2.2, notice of any tender offer by the Company or any Subsidiary for all or any portion of the Class A Common Stock at or about the time that such notice of tender offer is provided to the public generally.

         2.8      Company to Reserve Class A Common Stock.

         The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Class A Common Stock, for the purpose of effecting the conversion of Notes, the full number of shares of Class A Common Stock then issuable upon the conversion of all outstanding Notes.

         2.9      Taxes on Conversions.

         The Company will pay any and all taxes and duties that may be payable in respect of the issue or delivery of shares of Class A Common Stock on conversion of Notes pursuant hereto. The Company shall not, however, be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue or delivery of shares of Class A Common Stock in a name other than that of the Holder of the Note or Notes to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

         2.10     Covenant as to Class A Common Stock.

         The Company covenants that all shares of Class A Common Stock which may be issued upon conversion of Notes will upon issue be fully paid and nonassessable and, except as provided in Section 2.9, the Company will pay all taxes with respect to the issue thereof.

         2.11     Cancellation of Converted Securities.

         All Notes delivered for conversion shall be delivered to the Trustee to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 2.12 of the Indenture.

         2.12     Provisions in Case of Consolidation, Merger or Sale of Assets.

         In case of any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Class A Common Stock of the Company) or any sale or transfer of all or substantially all of the assets of the Company, the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Note then outstanding shall have the right thereafter, during the period such Note shall be convertible as specified in Section 2.2, to convert such Note only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Class A Common Stock of the Company into which such Note might have been converted immediately prior to such consolidation, merger, sale or transfer, assuming such holder of Class A Common Stock of the Company (i) is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be ("Constituent Person"), or an Affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Class A Common Stock of the Company held immediately prior to such consolidation, merger, sale or transfer by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purpose of this Section 2.12 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares), and assuming, if such consolidation, merger, sale or transfer is prior to the date upon which the Notes first become convertible, that the Notes were convertible at the time of such consolidation, merger, sale or transfer at the initial Conversion Rate specified in Section 2.2 as adjusted from the date of the issuance of the applicable Notes to such time pursuant to
Section 2.5. Such supplemental indenture shall provide for adjustments which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2. The above provisions of this Section shall similarly apply to successive consolidations, mergers, sales or transfers.

                                   ARTICLE 3

                           RESTRICTIONS ON TRANSFERS

         3.1      Restrictions on Transfer of the Notes.

         Every Note that bears or is required under this Section 3.1 to bear the legend set forth in this Section 3.1 (together with any Class A Common Stock issued upon conversion, redemption or repurchase of the Notes and required to bear the legend required under Section 3.2, collectively, the "Restricted Securities") shall be subject to the restrictions on transfer set forth in this Section 3.1 (including those set forth in the legend set forth below) unless such restrictions on transfer shall be waived by written consent of the Company, and the holder of each such Restricted Security, by such Securityholder's acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in Sections 3.1 and 3.2, the term "transfer" encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

         Any certificate evidencing such Notes (and all securities issued in exchange therefor or substitution thereof, other than Class A Common Stock, if any, issued upon conversion, redemption or repurchase thereof, which shall bear the legend required under Section 3.2, if applicable) shall bear a legend in substantially the following form, unless such Notes have been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer), or unless otherwise agreed by the Company in writing, with written notice thereof to the Trustee:

                  THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, AND IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.

         Notes as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the foregoing legend set forth herein have been satisfied may, upon surrender of such Notes for exchange to the Registrar in accordance with the provisions of this Section 3.2, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 3.2.

         3.2      Restrictions on Transfer of Class A Common Stock.

         Any stock certificates representing Class A Common Stock issued upon conversion, redemption or repurchase of the Notes shall bear legends in substantially the same form as set forth in Section 3.1, unless such Class A Common Stock has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer), such Class A Common Stock has been issued upon conversion, redemption or repurchase of Notes that have been transferred pursuant to a registration statement that has been declared effective under the Securities Act, or unless otherwise agreed by the Company in writing with written notice thereof to the transfer agent for the Class A Common Stock.

         Any such Class A Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of the certificates representing such shares of Class A Common Stock for exchange in accordance with the procedures of the transfer agent for the Class A Common Stock, be exchanged for a new certificate or certificates for a like number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 3.2.

                                   ARTICLE 4

                               EVENTS OF DEFAULT

         4.1      Additional Events of Default.

         Pursuant to Section 2.2(18) of the Indenture, so long as any of the Notes are outstanding, the following events shall be an Event of Default with respect to the Notes, in addition to the Events of Default contained in Section
6.1 of the Indenture:

                  (1) Failure by the Company to pay any interest, including any Liquidated Damages (as hereinafter defined) on any Note when due, continuing for 30 days; and

                  (2) Failure by the Company to provide a Change of Control Offer (as hereinafter defined) in the event of a Change in Control (as hereinafter defined).

                                   ARTICLE 5

                                   AMENDMENTS

         5.1      With Consent of Holders.

         The Company and the Trustee, (i) with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, or (ii) by adoption of a resolution, at a meeting of Holders at which a quorum (as specified in Section 8.2 of the Indenture) is present, by the Holders of at least 66 2/3% in aggregate principal amount of Notes represented at such meeting, may amend this First Supplemental Indenture or the Notes or the Registration Rights Agreement (as hereinafter defined). However, without the consent of each Holder of Notes affected, an amendment or supplement to this First Supplemental Indenture or the Notes (or, in the case of clause (b) below, the Registration Rights Agreement) may not:

                  (a) make any change to the manner or rate of accrual of Liquidated Damages, if any, or extend the time for payment of or impair or adversely affect the right of any Holder to receive Liquidated Damages, if any;

                  (b) reduce or impair or adversely affect the right of any Holder to receive the Redemption Price or Change of Control Purchase Price of any Notes;

                  (c) impair or adversely affect the right of a Holder to institute suit for the enforcement of any payment with respect to, or conversion of, the Notes;

                  (d) make any change that impairs or adversely affects the right to convert any Notes into Class A Common Stock;

                  (e) make any change that adversely affects the right to require the Company to repurchase the Notes, in accordance with the terms of this First Supplemental Indenture;

                  (f) modify the subordination provisions of Article 7 in a manner adverse to the Holders of the Notes; or

                  (g) modify the obligation of the Company to deliver information required under Rule 144A under the Securities Act to permit resales of Notes and Class A Common Stock issuable upon conversion thereof in the event the Company ceases to be subject to Section 13 and 15(d) of the Exchange Act.

         It shall not be necessary for the consent of the Holders under this
Section 5.1 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.


                                   ARTICLE 6

                              REDEMPTION OF NOTES

         Pursuant to Section 2.2(7) of the Indenture, so long as any of the Notes are outstanding, the following provisions shall be applicable to the
Notes:

         6.1      Optional Redemption by the Company.

         The Notes may be redeemed in accordance with the provisions of the form of Note set forth in Exhibit A.

         6.2      Applicability of Article.

         Redemption of the Notes at the election of the Company or otherwise, as permitted or required by any provision of the Notes or this First Supplemental Indenture, shall be made in accordance with such provision,
Article 3 of the Indenture and this Article 6.


                                   ARTICLE 7

                             SUBORDINATION OF NOTES

         Pursuant to Section 2.2(21) of the Indenture, so long as the Notes are outstanding, the following provisions shall be applicable to the Notes:

         7.1      Notes Subordinate to Senior Indebtedness.

                  The Company covenants and agrees, and each Holder of a Note, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article 7, the indebtedness represented by the Notes and the payment of the principal of and premium, if any, and interest on each and all of the Notes are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness. Whenever in this Article 7 there is a reference, in any context, to the principal of any Note as of any time, such reference shall be deemed to include reference to the Repurchase

Price payable in cash in respect of such Note to the extent that such Repurchase Price payable in cash is, was or would be so payable at such time, and express mention of the Repurchase Price in any provision of this Article 7 shall not be construed as excluding the Repurchase Price payable in cash in those provisions of this Article 7 when such express mention is not made.

         7.2.     Payment Over of Proceeds Upon Dissolution, Etc.

                  Upon any acceleration of the principal due on the Notes as a result of an Event of Default on payment on distribution of assets of the Company to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, marshalling of assets, assignment for the benefit of creditors, or in bankruptcy, insolvency, receivership or similar proceedings of the Company, all principal, premium, if any, interest and other amounts due on all Senior Indebtedness must be paid in full before the Holders of the Notes are entitled to receive any payment on account of principal of or premium, if any, or interest (including any Liquidated Damages) on the Notes or on account of the purchase, redemption or other acquisition of Notes, and to that end the holders of Senior Indebtedness shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in respect of the Notes in any such dissolution, winding up, liquidation, reorganization, marshalling, assignment or proceeding.

                  In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Note shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, securities or other property, before all Senior Indebtedness is paid in full, and if such fact shall, at or prior to the time of such payment or distribution, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

                  For purposes of this Article only, the words "cash, securities or other property" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment which shares of stock are subordinated in right of payment to all then outstanding Senior Indebtedness to substantially the same extent as, or to a greater extent than, the Notes are so subordinated as provided in this Article. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article Five of the Indenture shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this Section if the Person formed by such consolidation or into which the Company is merged or which acquires by conveyance or transfer such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article Five of the Indenture.

         7.3.     No Payment When Designated Senior Debt in Default.

                  (a) In the event and during the continuation of any default in the payment of principal of or premium, if any, or interest on (including a default under any redemption or repurchase obligation with respect to) any Designated Senior Debt beyond any applicable grace period with respect thereto or in the event that any other event of default with respect to any Designated Senior Debt shall have occurred and be continuing which would then permit the holders of such Designated Senior Debt to declare such Designated Senior Debt due and payable prior to the date on which it would otherwise have become due and payable, and the Trustee receives a notice of such default from the Company, a holder of such Designated Senior Debt or other Person permitted to give such notice under this Indenture (a "Payment Blockage Notice"), then no payment shall be made by the Company on account of principal of or premium, if any, or interest (including Liquidated Damages) on the Notes or on account of the purchase, redemption or other acquisition of Notes.

         Payments on the Notes may and shall be resumed (a) in the case of a payment default with respect to such Designated Senior Debt, upon the date on which such default is cured or waived and (b) in the case of a nonpayment default with respect to such Designated Senior Debt, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the Payment Blockage Notice is received. No new period or payment blockage may be commenced unless and until (i) 365 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal, premium, if any, and interest on the Notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis of any subsequent Payment Blockage Notice.

         For purposes of this Section 7.3, the term "Designated Senior Debt" means the Company's obligations under: (a) that certain Revolving Credit Agreement dated as of January 16, 1998 and amended as of May 24, 1999, as now in effect and as the same may be amended from time to time, by and between the Company as the borrower and First National Bank of Omaha, Harris Trust and Savings Bank, LaSalle National Bank and Mercantile Bank of St. Louis, N.A.; and
(b) any Senior Indebtedness in which the instrument creating or evidencing the same is or the assumption or guarantee thereof (or related agreements or documents to which the Company is a party) expressly provides that such indebtedness shall be "Designated Senior Debt" for the purposes of this First Supplemental Indenture; provided that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Indebtedness to exercise the rights of Designated Senior Debt.

                  In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Note prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company, in the case of the Trustee, or the Trustee, in the case of such Holder.

                  The provisions of this Section shall not apply to any payment with respect to which Section 7.2 would be applicable.

         7.4.     Payment Permitted If No Default.

                  Nothing contained in this Article or elsewhere in this Indenture or in any of the Notes shall prevent (a) the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company referred to in Section 7.2 or under the conditions described in Section 7.3, from making payments at any time of principal of and premium, if any, or interest on the Notes, or (b) the application by the Trustee of any money deposited with it hereunder to the payment of or on account of the principal of and premium, if any, or interest on the Notes or the retention of such payment by the Holders, if, at the time of such application by the Trustee, it did not have knowledge that such payment would have been prohibited by the provisions of this Article.

         7.5.     Subrogation to Rights of Holders of Senior Indebtedness.

                  Subject to the payment in full of all Senior Indebtedness, the Holders of the Notes shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of and premium, if any, and interest on the Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Notes or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders of the Notes or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Notes, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

         7.6.     Provisions Solely to Define Relative Rights.

                  The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Notes is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Notes the principal of and premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms; or
(b) affect the relative rights against the Company of the Holders of the Notes and creditors of the Company other than the holders of Senior Indebtedness; or
(c) prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

         7.7.     Trustee to Effectuate Subordination.

                  Each holder of a Note by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.


         7.8.     No Waiver of Subordination Provisions.

                  No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder of any Senior Indebtedness, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

                  Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Notes to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

         7.9.     Notice to Trustee.

                  The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.1 of the Indenture, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of and premium, if any, or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date.

                  Subject to the provisions of Section 7.1 of the Indenture, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

         7.10.    Reliance on Judicial Order or Certificate of Liquidating
                  Agent.

                  Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section
7.1 of the Indenture, and the Holders of the Notes shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Notes, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

         7.11.    Trustee Not Fiduciary for Holders of Senior Indebtedness.

                  The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Notes or to the Company or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.

         7.12. Rights of Trustee as Holder of Senior Indebtedness; Preservation of Trustee's Rights.

                  The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

                  Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.7 of the Indenture.

         7.13     Article Applicable to Paying Agents.

                  In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee.

         7.14.    Certain Conversions and Repurchases Deemed Payment.

                  For the purposes of this Article only, (1) the issuance and delivery of junior securities upon conversion of Notes in accordance with
Article 2 or upon the repurchase of Securities in accordance with Article Eight shall not be deemed to constitute a payment or distribution on account of the principal of or premium or interest on Notes or on account of the purchase or other acquisition of Notes, and (2) the payment, issuance or delivery of cash, property or securities (other than junior securities) upon conversion of a Note shall be deemed to constitute payment on account of the principal of such Note. For the purposes of this Section, the term "junior securities" means (a) shares of any stock of any class of the Company and any cash, property or securities into which the Notes are convertible pursuant to Article 2 and (b) securities of the Company which are subordinated in right of payment to all Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Notes are so subordinated as provided in this Article. Nothing contained in this Article or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Notes, the right, which is absolute and unconditional, of the Holder of any Note to convert such Note in accordance with Article 2 or to exchange such Note for Class A Common Stock in accordance with Article 8 if the Company elects to satisfy the obligations under Article 8 by the delivery of Class A Common Stock.

         7.15     Certain Definitions.

         For the purposes of this Article 7,

                  (1) the term "Senior Indebtedness" means the principal of (and premium, if any) and interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in such proceeding), rent and end-of-term payments payable on, and all fees and other amounts payable in connection with, the following, whether secured or unsecured, absolute or contingent, due or to become due, outstanding on the date of this First Supplemental Indenture or thereafter created, incurred or assumed:

                           (a) indebtedness of the Company evidenced by a credit or loan agreement, note, bond, debenture or other written obligation;

                           (b) all obligations of the Company for money borrowed;

                           (c) all obligations of the Company evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets of any kind;

                           (d) obligations of the Company (i) as lessee under leases required to be capitalized on the balance sheet of the lessee under GAAP, or (ii) as lessee under other leases for facilities, capital equipment or related assets, whether or not capitalized, entered into or leased for financing purposes;

                           (e) all obligations of the Company under interest rate and currency swaps, caps, floors, collars, hedge agreements, forward contracts or similar agreements or arrangements;

                           (f) all obligations of the Company with respect to letters of credit, bankers' acceptances, and similar facilities (including reimbursement obligations with respect to the foregoing);

                           (g) all obligations of the Company issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business);

                           (h) all obligations of the type referred to in clauses (a) through (g) above of another Person and all dividends of another Person, the payment of which, in either case, the Company has assumed or guaranteed, or for which the Company is responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise, or which is secured by a Lien on the property of the Company; and

                           (i) renewals, extensions, modifications, replacements, restatements and refundings of, or any indebtedness or obligation issued in exchange for, any such indebtedness or obligation described in clauses (a) through (h) above;

         provided, however, that Senior Indebtedness shall not include the Notes or any such indebtedness or obligation if the terms of such indebtedness or obligation (or the terms of the instrument under which, or pursuant to which it is issued) expressly provide that such indebtedness or obligation is not superior in right to the payment to the Notes.


                                   ARTICLE 8

                       REPURCHASE OF NOTES AT THE OPTION
                    OF THE HOLDERS UPON A CHANGE OF CONTROL

         Pursuant to Section 2.2(8) of the Indenture, so long as any of the Notes are outstanding, the following provisions shall be applicable to the
Notes:

         8.1      Repurchase at Option of Holders upon Change of Control.

                  (a) Upon the occurrence of a Change of Control (the date of such occurrence, the "Change of Control Date"), the Company will notify the Holders of the Notes in writing of such occurrence and shall make an offer to purchase (a "Change of Control Offer"), and shall purchase, on a Business Day ( a "Change of Control Purchase Date") not more than 60 nor less than 30 days following the Change of Control Date all, but not less than all, of the then outstanding Notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued interest, if any, to the Change of Control Purchase Date (the "Change of Control Purchase Price"); provided that the Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth herein applicable to the Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. At the option of the Company, the Change of Control Purchase Price may be paid, subject to the fulfillment by the Company of the conditions set forth in Section 8.1(b), by delivery of shares of Class A Common Stock having a fair market value equal to the Change of Control Purchase Price.

                  (b) The Company may elect to pay the Change of Control Purchase Price by delivery of shares of Class A Common Stock pursuant to
Section 8.1(a) if and only if the following conditions shall have been satisfied:

                           (1) The shares of Class A Common Stock deliverable
                  in payment of the Change of Control Purchase Price shall have a fair market value as of the Change of Control Purchase Date of not less than the Change of Control Purchase Price. For purposes of this Section 8.1(b), the fair market value of shares of Class A Common Stock shall be determined by the Company and shall be equal to 95% of the average of the closing bid prices per share for the five consecutive Trading Days ending on and including the third Trading Day immediately preceding the Change of Control Purchase Date;

                           (2) In the event any shares of Class A Common Stock
                  to be issued upon repurchase of Notes hereunder require registration under any Federal securities law before such shares may be freely transferrable without being subject to any transfer restrictions under the Securities Act upon such repurchase, such registration shall have been completed and shall have become effective prior to the Change of Control Purchase Date; and

                           (3) In the event any shares of Class A Common Stock
                  to be issued upon repurchase of Securities hereunder require registration with or approval of any governmental authority under any State law or any other Federal law before such shares may be validly issued or delivered upon such repurchase, such registration shall have been completed, and shall have become effective and such approval shall have been obtained, in each case, prior to the Change of Control Purchase Date;

                           (4) The shares of Class A Common Stock deliverable
                  in payment of the Change of Control Purchase Price are, or shall have been, approved for quotation on the Nasdaq National Market or are, or shall have been, listed on a national securities exchange, in either case, prior to the Change of Control Purchase Date; and

                           (5) All shares of Class A Common Stock deliverable
                  in payment of the Change of Control Purchase Price shall be issued out of the Company's authorized but unissued Class A Common Stock and will, upon issue, be duly and validly issued and fully paid and nonassessable and free of any preemptive rights.

                  If all of the conditions set forth in this Section 8.1(b) are not satisfied in accordance with the terms thereof, the Change of Control Purchase Price shall be paid by the Company only in cash.

                  (c) Notice of a Change of Control Offer shall be sent, by first-class mail, postage prepaid, by the Company not later than the 30th day after the Change of Control Date to the Holders of the Notes at their last registered addresses with a copy to the Trustee and the Paying Agent. The Change of Control Offer shall remain open from the time of mailing for at least 20 Business Days and until 5:00 p.m., New York City time, on the Change of Control Purchase Date. The notice, which shall govern the terms of the Change of Control Offer, shall include such disclosures as are required by law and shall state:

                           (i) that the Change of Control Offer is being made
                  pursuant to this Section 8.1 and that each principal amount of Notes equal to $1,000 or an integral multiple thereof validly tendered into the Change of Control Offer and not withdrawn will be accepted for payment;

                           (ii) the cash purchase price (including the amount
                  of accrued interest, if any) for each Note, the Change of Control Purchase Date and the date on which the Change of Control Offer expires;

                           (iii) that any Note not tendered for payment will
                  continue to accrue interest in accordance with the terms thereof;

                           (iv) that, unless the Company shall default in the
                  payment of the purchase price, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

                           (v) that Holders electing to have Notes purchased
                  pursuant to a Change of Control Offer will be required to surrender their Notes to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Change of Control Purchase Date and must complete any form of letter of transmittal proposed by the Company and reasonably acceptable to the Trustee and the Paying Agent;

                           (vi) that Holders of Notes will be entitled to
                  withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Change of Control Purchase Date, a tested telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase, the Note certificate number (if any) and a statement that such Holder is withdrawing its election to have such Notes purchased;

                           (vii) that Holders whose Notes are purchased only in
                  part will be issued Notes equal in principal amount to the unpurchased portion of the Notes surrendered;

                           (viii) the instructions that Holders must follow in
                  order to tender their Notes; and

                           (ix) the most recent annual and quarterly reports of
                  the Company filed with the SEC pursuant to the Exchange Act (or, if the Company is not then permitted to file any such reports with the SEC, the comparable reports prepared pursuant to Section 4.2 of the Indenture), a description of material developments in the Company's business, information with respect to pro forma historical financial information after giving effect to such Change of Control and such other information concerning the circumstances and relevant facts regarding such Change of Control Offer which in the Company's reasonable discretion would be material to a Holder of Notes in connection with the decision of such Holder as to whether or not it should tender Notes pursuant to the Change of Control Offer.

         Prior to the Change of Control Purchase Date, the Company, the Trustee and the Paying Agent shall agree upon reasonable procedures for provision of notices of Notes tendered and other matters. On the Change of Control Purchase Date, the Company shall (i) accept for payment Notes or portions thereof validly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money, in immediately available funds, sufficient to pay the purchase price of all Notes or portions thereof so tendered and accepted and
(iii) deliver to the Trustee the Notes so accepted together with an Officers' Certificate setting forth the Notes or portions thereof tendered to and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to the Holders of Notes so accepted payment in an amount equal to the purchase price for their Notes, and the Trustee shall promptly authenticate and mail or deliver to such Holders new Notes equal in principal amount to any unpurchased portion to the Notes surrendered; provided that each such new Note shall be issued in an original principal amount in a denomination of $1,000 and integral multiples thereof. Any Notes not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer not later than the first Business Day following the Change of Control Purchase Date.

                  (d) (i) If the Company or any subsidiary has issued any outstanding Indebtedness that is subordinated in right of payment to the Notes, as the case may be, or the Company or any subsidiary has issued any preferred stock, and the Company or such subsidiary is required to make a change of control offer or to repurchase or make a distribution with respect to such subordinated Indebtedness or preferred stock in the event of a change of control, the Company or such subsidiary shall not consummate any such change of control offer, repurchase or distribution with respect to such subordinated Indebtedness or preferred stock until such time as the Company shall have paid the Change of Control Purchase Price in full to Holders of the Notes that have accepted the Company's Change of Control Offer and shall otherwise have consummated the Change of Control Offer made to Holders of the Notes and (ii) the Company or any subsidiary will not issue Indebtedness that is subordinated in right of payment to the Notes and the Company and its subsidiaries will not issue preferred stock with change of control provisions requiring the payment of such Indebtedness or preferred stock prior to the payment of the Notes in the event of a Change of Control under this First Supplemental Indenture.

         In the event that a Change of Control occurs and the holders of Notes exercise their right to require the Company to purchase Notes, if such purchase constitutes a "tender offer" for purposes of Rule 14e-1 under the Exchange Act at that time, the Company will comply with the requirements of Rule 14e-1 as then in effect with respect to such repurchase.

         8.2      Certain Definitions.

         For purposes of this Article 8,

                  (1) the term "Change of Control" means the occurrence of any of the following events:

                           (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders, is or becomes the

         "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of shares of capital stock of the Company entitling such "person" or "group" to elect a majority of the board of directors of the Company, other than any such acquisition by the Company, a Subsidiary of the Company or any employee benefit plan of the Company;

                           (b) the Company consolidates with, or merges with or into, another person or sells, conveys, transfers or leases all or substantially all of its assets to any person, or any person consolidates with, or merges with or into the Company (other than (A) any such transaction (x) which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of capital stock of the Company and (y) pursuant to which the holders of the Class A Common Stock and Class B Common Stock of the Company immediately prior to such transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after such transaction and (B) any merger which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Class A Common Stock solely into shares of common stock);

         provided, that a Change of Control shall not be deemed to have occurred if (x) the closing bid price per share of the Class A Common Stock for any five trading days within the period of 10 consecutive Trading Days ending immediately after the later of the Change of Control or the public announcement of the Change of Control (in the case of a Change of Control under clause (a) above) or the period of 10 consecutive Trading Days ending immediately before the Change of Control (in the case of a Change of Control under clause (b) above) shall equal or exceed 105% of the conversion price of the Notes in effect on each such Trading Day or (y) all of the consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters' appraisal rights) in a merger or consolidation constituting the Change of Control consists of shares of common stock traded on a national securities exchange or on The Nasdaq National Market (or will be so traded or quoted immediately following the Change of Control).

                           (2) the term "Permitted Holders" means: J. Joe
                  Ricketts, Marlene M. Ricketts, the lineal descendants of J. Joe Ricketts and Marlene M. Ricketts and their spouses, and any trust or other person or entity that holds Class A Common Stock or Class B Common Stock of the Company for the benefit of any of the foregoing.


                                   ARTICLE 9

                                 MISCELLANEOUS

         9.1      Continuance in Force.

         Except as specifically amended and supplemented by, or to the extent inconsistent with, this First Supplemental Indenture, the Indenture shall remain in full force and effect and is hereby ratified and confirmed.

         9.2      Benefits of First Supplemental Indenture.

         Nothing contained in this First Supplemental Indenture shall or shall be construed to confer upon any person other than a Holder of the Notes, the Company and the Trustee any right or interest to avail itself or himself, as the case may be, of any benefit under any provision of the Indenture or this First Supplemental Indenture, except for Holders of Senior Indebtedness as provided in Article 7 hereof.

         9.3      Liquidated Damages.

                  The Company agrees that the Holders are entitled to the benefits of the Registration Rights Agreement and that Liquidated Damages, if any, will be payable on the Notes and the Class A Common Stock issuable upon conversion, redemption or repurchase thereof in accordance with, and subject to, the terms and conditions set forth therein and herein.

         The term "Registration Rights Agreement" means that certain Registration Rights Agreement, dated as of August 4, 1999, between the Company and Goldman, Sachs & Co. as Initial Purchaser, as the same may be amended from time to time.

         The term "Liquidated Damages" has the meaning specified in the Registration Rights Agreement.

         9.4      Effective Date.

         This First Supplemental Indenture shall be effective as of the date first above written and upon the execution and delivery hereof by each of the parties hereto.

         9.5      Counterparts.

         This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first above written.

                                        AMERITRADE HOLDING CORPORATION


                                        By:
                                            -----------------------------------
                                              Name:
                                              Title:



                                        THE BANK OF NEW YORK


                                        By:
                                            -----------------------------------
                                              Name:
                                              Title:

                   EXHIBIT A TO FIRST SUPPLEMENTAL INDENTURE

                                  FORM OF NOTE

         [THE FOLLOWING LEGEND SHALL APPEAR ON THE FACE OF EACH GLOBAL
SECURITY:

         THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK LIMITED PURPOSE TRUST COMPANY ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

         THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, AND IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.

                         AMERITRADE HOLDING CORPORATION

                      5.75% CONVERTIBLE SUBORDINATED NOTE
                               DUE AUGUST 1, 2004


No.
   -------------------
U.S.$
     -----------------
CUSIP NO. 03072HAA7


         AMERITRADE HOLDING CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor Person under the Indenture referred to below), for value received, hereby promises to pay to CEDE & CO. or its registered assigns, the principal sum of ________ United States Dollars (U.S.$______ ) (which principal amount may from time to time be increased or decreased to such other principal amounts (which, taken together with the principal amounts of all other outstanding Notes, shall not exceed U.S.$250,000,000 in the aggregate at any time) by adjustments made on the records of the Trustee hereinafter referred to in accordance with the Indenture) on August 1, 2004 and to pay interest thereon, from August 4, 1999, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semi-annually in arrears on February 1 and August 1 in each year (each, an "Interest Payment Date"), commencing February 1, 2000, at the rate of 5.75% per annum, until the principal hereof is due, and at the rate of 5.75% per annum on any overdue principal and premium, if any, and, to the extent permitted by law, on any overdue interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date for such interest, which shall be January 15 and July 15 (or, if such Regular Record Date is not a Business Day, the immediately succeeding Business Day), as the case may be, next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a special record date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to Holders of Notes not less than 10 days prior to the special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any automated quotation system or securities exchange on which the Notes may be quoted or listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payments of principal shall be made upon the surrender of this Note at the Corporate Trust

Office of the Trustee, or at such other office or agency of the Company as may be designated by the Company for such purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, by United States Dollar check drawn on, or transfer to, a United States Dollar account. Payments of interest on this Note may be made by United States Dollar check, drawn on a United States Dollar account, mailed to the address of the Person entitled thereto as such address shall appear in the security register maintained by the Registrar, or, upon written application by the Holder to the Registrar setting forth wire instructions not later than 15 days prior to the relevant Interest Payment Date, by transfer to a United States Dollar account; provided, however, that transfers to United States Dollar accounts will be made only to Holders of an aggregate principal amount of Notes in excess of U.S.$2,000,000.

         Except as specifically provided herein and in the Indenture, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

         Reference is hereby made to the further provisions of this Note set forth below, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to below or an authenticating agent appointed by the Company, by the manual signature of one of their respective authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and delivered.

                                            AMERITRADE HOLDING CORPORATION


                                            By:
                                                -------------------------------
                                                  Name:
                                                  Title:



                                            By:
                                                -------------------------------
                                                  Name:
                                                  Title:



                   (Trustee's Certificate of Authentication)

         This is one of the 5.75% Convertible Subordinated Notes due August 1, 2004 referred to in the within-mentioned Indenture and First Supplemental Indenture.


                                            THE BANK OF NEW YORK,
                                                as Trustee


Dated:                                      By:
        ------------------                      -------------------------------
                                                     Authorized Signatory

         This Note is one of a duly authorized issue of securities of the Company designated as its "5.75% Convertible Subordinated Notes due August 1, 2004" (herein called the "Notes"), limited in aggregate principal amount to U.S. $250,000,000, issued and to be issued under an Indenture, dated as of August 4, 1999 (herein called the "Base Indenture"), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Base Indenture), and a First Supplemental Indenture, dated as of August 4, 1999 between the Company and the Trustee (the "First Supplemental Indenture" and, together with the Base Indenture, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of any authorized denominations as requested by the Holder surrendering the same upon surrender of the Note or Notes to be exchanged, at the Corporate Trust Office of the Trustee. The Trustee upon such surrender by the Holder will issue the new Notes in the requested denominations.

         No sinking fund is provided for the Notes.

         The Notes are subject to redemption at the option of the Company at any time on or after August 6, 2002, in whole or in part, upon not less than 30 nor more than 60 days' notice to the Holders prior to the Redemption Date at the following Redemption Prices (expressed as percentages of the principal amount) for the twelve-month period beginning on August 6 of the following years:


                                                          Redemption
        Year                                                 Price
        ----                                              ----------
        2002                                                102.30%
        2003                                                101.15%

and thereafter is equal to 100% of the principal amount, in each case, with accrued and unpaid interest to the Redemption Date.

         In the event of a redemption of the Notes, the Company will not be required (a) to register the transfer or exchange of Notes for a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Notes called for such redemption or (b) to register the transfer or exchange of any Note, or portion thereof, called for redemption.

         In any case where the due date for the payment of the principal of, premium, if any, or interest on any Note or the last day on which a Holder of a Note has a right to convert his Note shall be, at any place of payment or place of conversion, as the case may be, a day on which banking institutions in the State of New York are authorized or obligated by law, regulation or executive order to remain closed, then payment of principal, premium, if any, interest or delivery for conversion of such Note need not be made on or by such date at such place but may be made on or by the next succeeding day at such place which is not a day on which such banking institutions are authorized or obligated by law, regulation or executive order to remain closed, with the same force and effect as if made on the date for such payment or the date fixed for redemption or repurchase, or by such last day for conversion, and no interest shall accrue on the amount so payable for the period after such date.

         Subject to and upon compliance with the provisions of the Indenture, the Holder of this Note is entitled, at his option, at any time following the original issue date of the Notes and on or before the close of business on August 1, 2004, or in case this Note or a portion hereof is called for redemption or the Holder hereof has exercised his right to require the Company to repurchase this Note or such portion hereof, then in respect of this Note until but (unless the Company defaults in making the payment due upon redemption or repurchase, as the case may be) not after, the close of business on the Business Day immediately preceding the Redemption Date or the Change of Control Purchase Date, as the case may be, to convert this Note (or any portion of the principal amount hereof that is U.S.$1,000 or an integral multiple of U.S.$1,000) into fully paid and nonassessable shares of Class A Common Stock of the Company, $.01 par value per share, at an initial Conversion Rate of 30.7137 shares of Class A Common Stock for each U.S.$1,000 principal amount of Notes (or at the current adjusted Conversion Rate if an adjustment has been made as provided in the Indenture) by surrender of this Note, duly endorsed or assigned to the Company or in blank and, in case such surrender shall be made during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the opening of business on such Interest Payment Date (except if this Note or portion thereof has been called for redemption on a Redemption Date or is repurchasable on a Change of Control Purchase Date occurring, in either case, during such period and is surrendered for conversion during such period), also accompanied by payment in New York Clearing House or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Note then being converted, and also the conversion notice hereon duly executed, to the Company at the Corporate Trust Office of the Trustee, or at such other office or agency of the Company, subject to any laws or regulations applicable thereto and subject to the right of the Company to terminate the appointment of any Conversion Agent (as defined below) as may be designated by it for such purpose in the Borough of Manhattan, The City of New York, or at such other offices or agencies as the Company may designate (each a "Conversion Agent"), provided, however, that the interest so payable on such Interest Payment Date in respect of any Note or portion thereof which has not been called for redemption on a Redemption Date or repurchase on a Change of Control Purchase Date occurring during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date, which Note or portion thereof is surrendered for conversion during such period, shall be paid to the Holder of such Note or portion thereof as of such Regular Record Date; and provided further that the interest payable on such Interest Payment Date with respect to any Note or portion thereof which has been called for redemption on a Redemption Date or repurchase on a Change of Control Purchase Date occurring during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date, which Note or portion thereof is surrendered for conversion during such period, shall be paid to the holder of such Note or portion thereof being converted in an amount equal to the interest that would have been payable on such Note or portion thereof if such Note or portion thereof had been converted as of the close of business on such Interest Payment Date; and provided further that Interest payable in respect of any Note or portion thereof surrendered for conversion on or after an Interest Payment Date shall be paid to the Holder of such Note or portion thereof as of the Regular Record Date preceding such Interest Payment Date, notwithstanding the exercise of the right of conversion. No cash payment or adjustment is to be made on conversion for interest accrued hereon from the Interest Payment Date immediately preceding the day of conversion, or for dividends on the Class A Common Stock issued on conversion hereof. The Company shall thereafter deliver to the Holder the fixed number of shares of Class A Common Stock (together with any cash adjustment, as provided in the Indenture) into which this Note is convertible and such delivery will be deemed to satisfy the Company's obligation to pay the principal amount of this Note. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest (calculated to the nearest 1/100th of a share) the Company shall pay a cash adjustment as provided in the Indenture. The Conversion Rate is subject to adjustment as provided in the Indenture. In addition, the Indenture provides that in case of certain consolidations or mergers to which the Company is a party (other than a consolidation or merger that does not result in any reclassification, conversion, exchange or cancellation of the Class A Common Stock) or the sale or transfer of all or substantially all of the property and assets of the Company, the Indenture shall be amended, without the consent of any Holders of Notes, so that this Note, if then outstanding, will be convertible thereafter, during the period this Note shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Class A Common Stock of the Company into which this Note could have been converted immediately prior to such consolidation, merger, sale or transfer (assuming such holder of Class A Common Stock is not a Constituent Person or an Affiliate of a Constituent Person, failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of Non-Electing Shares and further assuming, if such consolidation, merger, sale or transfer occurs prior to the original issue date of the Notes, that the Note was convertible at the time of such occurrence at the Conversion Rate specified above as adjusted from the issue date of such Note to such time as provided in the Indenture). No adjustment in the Conversion Rate will be made until such adjustment would require an increase or decrease of at least one percent of such price, provided that any adjustment that would otherwise be made will be carried forward and taken into account in the computation of any subsequent adjustment.

         If a Change of Control occurs, the Holder of this Note, at the Holder's option, shall have the right, in accordance with the provisions of the Indenture, to require the Company to repurchase this Note (or any portion of the principal amount hereof that is at least U.S.$1,000 or an integral multiple of U.S.$1,000 in excess thereof, provided that the portion of the principal amount of this Note to be Outstanding after such repurchase is at least equal to U.S.$1,000) for cash at a Change of Control Purchase Price equal to 100% of the principal amount thereof plus unpaid interest accrued to the Change of Control Purchase Date. At the option of the Company, the Change of Control Purchase Price may be paid in cash or, subject to the conditions provided in the Indenture, by delivery of shares of Class A Common Stock having a fair market value equal to the Change of Control Purchase Price. For purposes of this paragraph, the fair market value of shares of Class A Common Stock shall be determined by the Company and shall be equal to 95% of the average of the closing bid prices per share for the five consecutive Trading Days immediately preceding and including the third Trading Day prior to the Change of Control Purchase Date. Whenever in this Note there is a reference, in any context, to the principal of any Note as of any time, such reference shall be deemed to include reference to the Change of Control Purchase Price payable in respect of such Note to the extent that such Change of Control Purchase Price is, was or would be so payable at such time, and express mention of the Change of Control Purchase Price in any provision of this Note shall not be construed as excluding the Change of Control Purchase Price so payable in those provisions of this Note when such express mention is not made; provided, however, that, for the purposes of the second succeeding paragraph, such reference shall be deemed to include reference to the Change of Control Purchase Price only to the extent the Change of Control Purchase Price is payable in cash.

         [The following paragraph shall appear in each Global Security:

         In the event of a deposit or withdrawal of an interest in this Note, including an exchange, transfer, redemption, repurchase or conversion of this
Note in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the rules and procedures of The Depository Trust Company applicable to, and as in effect at the time of, such transaction.]

         [The following paragraph shall appear in each Note that is not a Global Security:

         In the event of redemption, repurchase or conversion of this Note in part only, a new Note or Notes for the unredeemed, unrepurchased or unconverted portion hereof will be issued in the name of the Holder hereof.]

         The indebtedness evidenced by this Note is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full in cash of all Senior Indebtedness of the Company, and this Note is issued subject to such provisions of the Indenture with respect thereto. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

         If an Event of Default shall occur and be continuing, the principal of all the Notes, together with accrued interest to the date of declaration, may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment (i) of the amount of principal so declared due and payable, together with accrued interest to the date of declaration, and (ii) of interest on any overdue principal and, to the extent permitted by applicable law, overdue interest, all of the Company's obligations in respect of the payment of the principal of and interest on the Notes shall terminate.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with either (a) the written consent of the Holders of not less than a majority in principal amount of the Notes at the time outstanding, or (b) by the adoption of a resolution, at a meeting of Holders of the outstanding Notes at which a quorum is present, by the Holders of at least 66-2/3% in aggregate principal amount of the outstanding Notes represented and entitled to vote at such meeting. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note or such other Note.

         As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default, the Holders of not less than 25% in principal amount of the outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of the outstanding Notes a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof, premiums if any, or interest hereon on or after the respective due dates expressed herein or for the enforcement of the right to convert this Note as provided in the Indenture.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Note as provided in the Indenture.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the security register maintained by the Registrar upon surrender of this Note for registration of transfer at the Corporate Trust Office of the Trustee or at such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York (which shall initially be an office or agency of the Trustee), or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees by the Registrar. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith.

         The Holder of this Note and the Class A Common Stock issuable upon conversion, redemption or repurchase thereof is entitled to the benefits of a Registration Rights Agreement (subject to the provisions thereof), dated August 4, 1999, between the Company and Goldman, Sachs & Co., as Initial Purchaser.

         Prior to due presentation of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name Note is registered, as the owner thereof for all purposes, whether or not such Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         No recourse for the payment of the principal (and premium, if any) or interest on this Note and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director, Subsidiary or Affiliate, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of consideration for the issue hereof, expressly waived and released.

         THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE OR THIS NOTE.

         All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                 ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM             -   as tenants in common

         TEN ENT             -   as tenants by the entireties (Cust)

         JT TEN              -   as joint tenants with right of survivorship and
                                 not as tenants in common

         UNIF GIFT MIN ACT   -   ____________ Custodian _____________
                                                          (Minor)

                                 under Uniform Gifts to Minors Act ____________
                                                                     (State)

         Additional abbreviations may also be used though not in the above list.

                    ELECTION OF HOLDER TO REQUIRE REPURCHASE

         (1) Pursuant to Article 8 of the First Supplemental Indenture, the undersigned hereby elects to have this Note repurchased by the Company.

         (2) The undersigned hereby directs the Trustee or the Company to pay to the undersigned an amount in cash equal to 100% of the principal amount to be repurchased (as set forth below), plus interest accrued to the Change of Control Purchase Date, as provided in the Indenture.

                                     Dated:
                                            -----------------------------------

                                     ------------------------------------------

                                     ------------------------------------------

                                     Signature(s)

                                      Signature(s) must be guaranteed by an
                                      Eligible Guarantor Institution with
                                      membership in an approved signature
                                      guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

                                     ------------------------------------------
                                     Signature Guaranteed


Principal amount to be repurchased (at least U.S. $1,000 or an integral multiple thereof): _______________________________

Remaining principal amount following such repurchase (not less than U.S. $1,000): _________________________________
NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

                               CONVERSION NOTICE

         The undersigned Holder of this Note hereby irrevocably exercises the option to convert this Note, or any portion of the principal amount hereof (which is U.S.$1,000 or an integral multiple of U.S.$1,000) below designated, into shares of Class A Common Stock, $.01 par value per share, of Ameritrade Holding Corporation in accordance with the terms of the Indenture referred to in this Note, and directs that such shares, together with a check in payment for any fractional share and any Notes representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares of Class A Common Stock or Notes are to be registered in the name of a Person other than the undersigned, (a) the undersigned will pay all transfer taxes payable with respect thereto and (b) signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934. Any amount required to be paid by the undersigned on account of interest accompanies this Note.


Dated:
       --------------------------                   ---------------------------

                                                    ---------------------------
                                                    Signature(s)

If shares or Notes are to be registered in the name of a Person other than the Holder, please print such Person's name and address:


- ---------------------------------------
                Name

- ---------------------------------------
              Address

- ---------------------------------------
Social Security or other Identification
Number, if any


- ---------------------------------------
[Signature Guaranteed]


If only a portion of the Notes is to be converted, please indicate:

1.       Principal amount to be converted:

                           U.S. $
                                 ------------

2. Principal amount and denomination of Notes representing unconverted principal amount to be issued:

                           U.S. $
                                 ------------

         (U.S.$1,000 or any integral multiple of U.S.$1,000)

                               FORM OF ASSIGNMENT

         For value received ________________ hereby sell(s), assign(s) and transfer(s) unto ________________ (please insert social security or other identifying number of assignee) the within Note, and hereby irrevocably constitutes and appoints ____________________ as attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:

- -------------------------------------     -------------------------------------

- -------------------------------------     -------------------------------------
                                      Signature(s)

                                      Signature(s) must be
                                      guaranteed by an Eligible
                                      Guarantor Institution with
                                      membership in an approved
                                      signature guarantee
                                      program pursuant to Rule
                                      17Ad-15 under the
                                      Securities Exchange Act of
                                      1934.